Exhibit 3(b)

                     CERTIFICATE OF AMENDMENT TO CERTIFICATE
              OF INCORPORATION OF SANDBOX ENTERTAINMENT CORPORATION
                             a Delaware corporation

         Pursuant to Section 242 of the General  Corporation Law of the State of
Delaware,   SANDBOX  ENTERTAINMENT  CORPORATION,  a  corporation  organized  and existing under the laws of the state of Delaware, hereby certifies as follows:

         1. The name of the corporation is SANDBOX ENTERTAINMENT CORPORATION, the same name under which the corporation was originally incorporated. The date the corporation filed its original Certificate of Incorporation with the Secretary of State was April 18, 1996.

         2. The Certificate of Incorporation of the Corporation has not yet been amended.

         3. The text of the Certificate of Incorporation is hereby amended to delete the introductory paragraph of Article IV and replace it with the following:

                                   ARTICLE IV

                           The aggregate  number of shares that the  Corporation
                  shall have authority to issue is Thirteen Million Five Hundred Thousand (13,500,000) divided into Ten Million (10,000,000) shares of Common Stock, each with par value of $.001, and Three Million Five Hundred Thousand (3,500,000) shares of Preferred Stock, each with par value of $.001. The Preferred Stock shall be issued in one series, which shall be designated "Series A Preferred Stock" and consist of Three Million Five Hundred Thousand (3,500,000) shares. The terms and provisions are as follows:


         IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment to Certificate of Incorporation as of the 18th day of April, 1997.


                                      /s/  Chad M. Little
                                      ---------------------------------------
                                      Chad M. Little

ATTEST:

/s/  James A. Layne
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James A. Layne, Secretary